UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2965 S. Jones Blvd. # C1-100 Las Vegas, Nevada		89146
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On November 7, 2018, the Board of Directors (the "Board") of The Parking REIT, Inc. (the "Company") appointed industry veteran J. Kevin Bland as Chief Financial Officer ("CFO") of the Company effective as of December 1, 2018.

Mr. Bland, 55,  is a certified public accountant, and has previously served in a series of strategic financial roles in the real estate industry. From June of 2008 to November of 2018, Mr. Bland served as chief financial officer of UMTH General Services, L.P. Prior to this Mr. Bland served as vice president, controller and principal accounting officer for Pizza Inn, Inc. (Nasdaq: RAVE). Mr. Bland brings specific expertise managing public company GAAP accounting, including SEC reporting, regulatory compliance, audit, budgeting, and forecasting.

Mr. Bland earned a bachelor's degree in accounting from The University of Texas at Austin and an M.B.A. from Texas Christian University.

A copy of the press release issued by the Company on November 13, 2018, to announce Mr. Bland's appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibits	Description
99.1	Press Release, dated as of November 13, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  November 13, 2018

THE PARKING REIT, INC.

/s/    Michael V. Shustek
By:  Michael V. Shustek
 Title:  President and CEO